            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Pre-Effective
Amendment No. 1 to the Proxy Statement and Prospectus, Agreement and Plan of
Reorganization, and the Statement of Additional Information, constituting parts of Registration Statement No. 333-132395 to be filed on or about May 15, 2006 on Form N-14 of Morgan Stanley Balanced Growth Fund, of our reports dated March
23, 2006 relating to the January 31, 2006 financial statements and financial highlights of Morgan Stanley Balanced Growth Fund and Morgan Stanley Balanced
Income Fund and our report dated November 17, 2005 relating to the September 30,
2005 financial statements and financial highlights of Morgan Stanley Income
Builder Fund. We also consent to the references to us under the captions
"Financial Statements and Experts" in the Proxy Statement and Prospectus and
"Representations and Warranties" in the Agreements and Plans of Reorganization,
which are part of such Registration Statement.

Deloitte & Touche LLP
New York, New York
May 15, 2006